As filed with the Securities and Exchange Commission on June 26, 2008
Registration Statement No. 333-111728

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
WOODBRIDGE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State of Incorporation)	11-3675068 (IRS Employer Identification No.)

2100 West Cypress Creek Road Fort Lauderdale, Florida (Address of Principal Executive Offices)	33309 (Zip Code)
LEVITT CORPORATION SECURITY PLUS PLAN
(Full title of Plan)
Alan B. Levan
Woodbridge Holdings Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(954) 958-1800
(Name, address and telephone number of agent for service)
Copies to:
Alison W. Miller
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
(305) 789-3200

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-111728) (the “Registration Statement”) of Woodbridge Holdings Corporation (the “Company”)(formerly Levitt Corporation), which was filed with the Securities and Exchange Commission and became effective on January 6, 2004. The Registration Statement registered an aggregate of 100,000 shares of the Company’s Class A Common Stock to be offered and sold pursuant to the Levitt Corporation Security Plus Plan (the “Plan”), an indeterminate amount of interests to be offered and sold pursuant to the Plan (the “Plan Participation Interests”) and any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction (the “Additional Securities”). On April 1, 2008, the Company ceased offering its securities as an investment option under the Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to deregister all of the shares of Class A Common Stock, all of the Plan Participation Interests and Additional Securities that remain available for issuance under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Class A Common Stock, Plan Participation Interests and Additional Securities.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 26th day of June, 2008.

WOODBRIDGE HOLDINGS CORPORATION
By:	/s/ Alan B. Levan
Alan B. Levan Chairman of the Board of Directors, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Alan B. Levan Alan B. Levan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 26, 2008
* John E. Abdo	Vice-Chairman of the Board	June 26, 2008
Seth M. Wise	President
/s/ John K. Grelle John K. Grelle	Executive Vice President, Chief Financial Officer, Chief Accounting Officer	June 26, 2008
* James Blosser	Director	June 26, 2008
Darwin C. Dornbush	Director
* S. Lawrence Kahn, III	Director	June 26, 2008
Alan Levy	Director
* Joel Levy	Director	June 26, 2008
* William R. Nicholson	Director	June 26, 2008
* William R. Scherer	Director	June 26, 2008

*	By:	/s/ Alan B. Levan
Alan B. Levan, Attorney-in-fact

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